UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Geospace Technologies Corporation

(Name of Registrant as Specified in its Charter)

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January 4, 2021

Dear Fellow Stockholder:

I am pleased to invite you to attend Geospace Technologies Corporation’s 2021 Annual Meeting of Stockholders. We will hold the Annual Meeting at 10:30 a.m. on February 4, 2021. The Annual Meeting will be held virtually via live webcast at www.meetingcenter.io/216675733. Stockholders will NOT be able to attend the Annual Meeting in-person.

Following this letter you will find the formal Notice of Meeting and a proxy statement which describes the action to be taken at the Annual Meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2020 Annual Report. We encourage you to read these materials.

Your vote is important. Please complete and mail your proxy card promptly, whether or not you plan to attend the virtual Annual Meeting. If you attend the virtual Annual Meeting you may vote in person even if you have mailed a signed and dated proxy. Proxies may also be submitted electronically through Internet voting or telephonically. Instructions for telephonic or electronic voting can be found at www.edocumentview.com/geos. A list of stockholders of record will be available during the virtual Annual Meeting for inspection by stockholders for any legally valid purpose related to the Annual Meeting. Stockholders interested in inspecting the list of stockholders during the virtual Annual Meeting should contact our investor relations department at investorquestions@geospace.com for additional information.

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. The cost of any solicitation of proxies will be borne by us.

The Board of Directors recommends that you vote (i) FOR the election of the Company nominated Class II directors, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of RSM US LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2021, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of Geospace Technologies Corporation’s named executive officers, and (iv) FOR the approval of the amendment to the Geospace Technologies Corporation’s 2014 Long-Term Incentive Plan.

Thank you for your cooperation. The Board of Directors and I look forward to seeing you at the Annual Meeting.

Very truly yours,

Walter R. Wheeler President and Chief Executive Officer

Geospace Technologies Corporation

7007 Pinemont Drive

Houston, Texas 77040-6601

January 4, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 4, 2021

The Annual Meeting of the Stockholders of Geospace Technologies Corporation will be held at 10:30 a.m. on February 4, 2021. The Annual Meeting will be held virtually via live webcast at www.meetingcenter.io/216675733. Stockholders will NOT be able to attend the Annual Meeting in-person. The virtual Annual Meeting will be held for the following purposes:

1.	to elect three directors to hold office as Class II directors until the 2024 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

2.	to ratify the appointment by the audit committee of the Board of Directors of RSM US LLP, independent public accountants, as the Company’s auditors for the fiscal year ending September 30, 2021;

3.	to vote on a non-binding, advisory resolution regarding the compensation of Geospace Technologies Corporation’s named executive officers;

4.	to vote on the approval of amendment to Geospace Technologies Corporation’s 2014 Long-Term Incentive Plan;

and

5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Geospace Technologies Corporation common stock at the close of business on December 15, 2020 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors,

/s/ Robert L. Curda

Robert L. Curda
Vice President, Chief Financial Officer & Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the virtual Annual Meeting, please sign, date and mail the enclosed proxy card promptly. If you attend the virtual Annul Meeting you may vote in person even if you have mailed a signed and dated proxy. Proxies may also be submitted electronically through Internet voting or telephonically. Instructions for telephonic or electronic voting can be found at www.edocumentview.com/geos.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 2021

Pursuant to the Securities and Exchange Commission rules related to the Internet availability of proxy materials, the Company has made this proxy statement, the accompanying notice of Annual Meeting of stockholders and form of proxy, and the Company’s 2020 Annual Report to stockholders available via the Internet at www.edocumentview.com/geos.

Geospace Technologies Corporation

PROXY STATEMENT

January 4, 2021

The Board of Directors (the “Board”) of Geospace Technologies Corporation (the “Company”) is soliciting proxies from its stockholders for the Annual Meeting of stockholders to be held at 10:30 a.m. on February 4, 2021, and for any adjournment thereof. We are hosting this Annual Meeting virtually as part of our effort to maintain a safe and healthy environment for our directors, members of management, employees and stockholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, our Board believes that hosting a virtual Annual Meeting is in our best interest and the best interests of our stockholders.

This Annual Meeting will be a virtual-only meeting via live webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend the virtual Annual Meeting by accessing at www.meetingcenter.io/216675733, password: “GEOS2021” (case sensitive) and following the instructions set forth below. You are entitled to vote at the Annual Meeting if you were a holder of record of the Company’s common stock (the “Common Stock”) at the close of business on December 15, 2020 (the “record date”). On January 4, 2021, stockholders entitled to vote at the Annual Meeting will be able to access an electronic version of a proxy card, this proxy statement and the Company’s 2020 Annual Report at www.edocumentview.com/geos. The Company first distributed copies of these proxy materials to stockholders on or about January 4, 2021.

You may request a printed copy of these proxy materials by sending a written request to Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601, Attention: Secretary. Copies will be mailed to the requesting stockholder free of charge within three business days of the receipt of the request.

On December 15, 2020, there were 13,610,334 shares of the Company’s Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting.

Your proxy card will appoint Thomas L. Davis, Ph.D. and Richard F. Miles as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares (i) FOR the election of the Company nominated Class II director nominees named in this proxy statement, (ii) FOR the ratification of the appointment by the audit committee of the Board of RSM US LLP, independent public accountants, as the Company’s auditors for the fiscal year ending September 30, 2021, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, and (iv) FOR the approval of amendment to the Company’s 2014 Long-Term Incentive Plan.

Signing, dating and returning your proxy card does not preclude you from attending the virtual Annual Meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the Annual Meeting, to: Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, you do not need to do anything in advance to attend and/or vote your shares electronically at the virtual Annual Meeting. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetingcenter.io/216675733, click on “I have a login,” enter the control number found on your proxy card you previously received, and enter the password “GEOS2021” (case sensitive). Then, follow the instructions on the screen. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Whether or not you attend the Annual Meeting, we urge you to mail in your proxy.

Shares Registered in the Name of a Broker, Bank or Other Nominee. If you hold your shares through an intermediary, such as a bank or broker, to vote electronically at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the virtual Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the virtual Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Computershare Investors Services. Requests for registration should be directed to legalproxy@computershare.com. Written requests can be mailed to:

Computershare

COMPANY Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on February 1, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the virtual Annual Meeting at www.meetingcenter.io/123456789 password: “GEOS2021” (case sensitive) and vote your shares during the Annual Meeting. Follow the instructions provided to vote. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in.

A list of stockholders of record will be available during the virtual Annual Meeting for inspection by stockholders for any legally valid purpose related to the Annual Meeting.

The enclosed form of proxy provides a means for you to vote for the proposals listed in this proxy statement or to withhold authority to vote for proposals.

The Board expects the director nominees named in this proxy statement to be available for election. If any director nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed and dated proxy card that does not withhold authority to vote for director nominees.

The Company is not aware of any matters to be brought before the Annual Meeting other than those described in this proxy statement. If any other matters not now known are properly brought by the Company before the Annual Meeting, and if you return a signed, dated proxy card, the proxy holders may vote your shares in their discretion as to those other matters.

A quorum is required to conduct business at the Annual Meeting. The holders of a majority of the outstanding shares of stock of the Company having voting power with respect to a subject matter (excluding shares held by the Company for its own account) present or represented by proxy will constitute a quorum at the Annual Meeting of stockholders for the transaction of business with respect to such subject matter. Abstentions and broker non-votes are counted as shares present for determining a quorum.

Each of the three director nominees will be elected if such nominee receives the affirmative vote of the majority of the votes cast for an open directorship so long as the number of nominees for election equals the number of nominees to be elected (an “Uncontested Election”). For the purpose of an Uncontested Election, a majority of votes cast means that the number of votes “for” a nominee’s election must exceed 50% of the votes cast with respect to that nominee’s election. Votes “against” a nominee’s election will count as votes cast, but “abstentions” and “broker non-votes” will not count as votes cast with respect to that nominee’s election. In order for any person to become a member of the Board, such person must agree to submit upon appointment or first election to the Board an irrevocable resignation, which resignation shall provide that it shall become effective (contingent upon acceptance of the resignation by the Board), in the event of a stockholder vote in an Uncontested Election in which that person does not receive a majority of the votes cast with respect to that person’s election as a director, at the earlier of (i) the selection of a replacement director by the Board,

(ii) 180 days after certification of such stockholder vote, or (iii) acceptance by the Board. If the number of nominees for director at a meeting of stockholders exceeds the number of directors to be elected at such meeting, directors shall be elected by a plurality of the affirmative votes cast by the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors at such meeting. Abstentions and broker non-votes will not be counted to determine the total number of votes cast in the election of director nominees.

The proposals relating to the ratification of the appointment of RSM US LLP as the auditors of the Company for the 2021 fiscal year, the resolution regarding the compensation of the Company’s named executive officers and the approval of amendment to the Company’s 2014 Long-Term Incentive Plan will pass if the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote “against” these proposals and broker non-votes will have no effect on the vote for these proposals.

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of Common Stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of Common Stock in its discretion on such matters. The ratification of independent public accountants is generally a routine matter whereas the election of directors is not considered a routine matter. There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

Representatives of Computershare Investors Services, the transfer agent and registrar for the Common Stock, will act as the inspectors of election at the Annual Meeting.

PROPOSAL I: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect three Class II directors. The Board is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each Annual Meeting of stockholders.

The directors whose terms expire at the 2020 Annual Meeting are Ms. Tina M. Langtry, Mr. Ken Asbury and Ms. Margaret Sidney Ashworth. The nominating and corporate governance committee of the Company has nominated Ms. Langtry, Mr. Asbury and Ms. Ashworth to serve as Class II directors for a three-year term expiring at the 2024 Annual Meeting of Stockholders. The nominating and corporate governance committee considered various criteria to evaluate the potential candidates including, without limitation, (1) independence, (2) qualification to serve on the committees of the Board, (3) experience in the seismic, security and defense industry, (4) knowledge of the oil and gas industry, (5) continuing overall contributions and valuable input to the Board and its committees, and (6) a collaborative, persuasive and articulate personality. The nominating and corporate governance committee also considers such person’s diversity attributes (e.g., perspectives, professional experience, experiences derived from high-quality business, skills, background and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Each candidate is considered in the context of their contribution to the Board as a whole with the objective of assembling a group that best contributes to the success of the Company and represents stockholder interests through the exercise of sound judgment, using its diversity of perspectives, skills and experiences. After discussions, the nominating and corporate governance committee determined that Ms. Langtry, Mr. Asbury and Ms. Ashworth satisfied the criteria considered by the nominating and corporate governance committee, and nominated Ms. Langtry, Mr. Asbury and Ms. Ashworth to stand for election as Class II directors on the Board of the Company.

Ms. Langtry, Mr. Asbury and Ms. Ashworth have been nominated by the nominating and corporate governance committee to serve as Class II directors for a three-year term expiring at the 2024 Annual Meeting of Stockholders. The directors in Class III are serving terms that expire at the 2022 Annual Meeting of Stockholders. The directors in Class I are serving terms that expire at the 2023 Annual Meeting of Stockholders. Mr. Asbury, Ms. Ashworth, Ms. Langtry, Dr. Thomas L. Davis, Ph.D., Mr. Richard F. Miles, Mr. Edgar R. Giesinger, Jr., and Mr. Gary D. Owens are independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules (the “NASDAQ Rules”) as currently applicable to the Company.

The Board has determined that each of the persons nominated to serve as Class II directors, Ms. Langtry, Mr. Asbury and Ms. Ashworth are independent under the criteria established by the NASDAQ. On June 30, 2020, Mr. Charles H. Still notified the Company of his decision to resign from his position as a member of the Board, effective immediately for personal reasons. On August 6, 2020, Mr. William H. Moody informed the Company of his decision to retire from the Board of Directors of the Company effective September 30, 2020, and Mr. Michael J. Sheen, who is currently a director of the Company, notified the Company that he will not stand for reelection at the end of his current term, which will expire at this Annual Meeting. Accordingly, the nominating and corporate governance committee did not nominate Mr. Sheen for re-election as a director of the Company at this Annual Meeting.

Information regarding the director nominees and directors whose terms will continue after the Annual Meeting follows.

Nominees for Election
Class II Directors (Terms Expiring at the 2021 Annual Meeting of Stockholders)	Age	Position	Director Since
Tina M. Langtry (b)(c)	63	Director	2012
Kenneth Asbury	65	Director	2020
Margaret Sidney Ashworth	69	Director	2020

Other Current Directors
Class III Directors (Terms Expiring at the 2022 Annual Meeting of Stockholders)
Edgar R. Giesinger, Jr. (a)(b)(c)	64	Director	2015
Gary D. Owens	73	Chairman of the Board	1997

Class I Directors (Terms Expiring at the 2023 Annual Meeting of Stockholders)
Thomas L. Davis, Ph.D. (a)(b)(c)	73	Lead Independent Director	1997
Richard F. Miles (a)(b)(c)	72	Director	2013
Walter R. Wheeler	67	President, Chief Executive Officer, Director	2015

(a)	Member of the audit committee, in which Mr. Giesinger is chairman.
(b)	Member of the compensation committee, in which Mr. Miles is chairman.
(c)	Member of the nominating and corporate governance committee, in which Ms. Langtry is chairman.

Background of Nominees and Continuing Directors

Thomas L. Davis, Ph.D. became a director in connection with the Company’s initial public offering in November 1997. Dr. Davis is a Professor of Geophysics at the Colorado School of Mines, where he has worked since 1980. He has also been a coordinator of the Reservoir Characterization Project, an industry consortium of the Colorado School of Mines, since it was founded in 1985, with the objective of characterizing reservoirs through development and application of 3-D and time lapse 3-D multicomponent seismology. Dr. Davis consults and lectures worldwide and has written and co-edited numerous papers and other works in the field of seismic interpretation. The Board believes that Dr. Davis’ industry specific experience and expertise and the unique perspective gained from serving as a professor at the Colorado School of Mines enable him to effectively serve as a director.

Edgar R. Giesinger, Jr. has been a director since November 2015. Mr. Giesinger retired as a managing partner from KPMG LLP on September 30, 2015. He has 35 years of accounting and finance experience working mainly with publicly traded corporations. Over the years, he has advised a number of clients in accounting and financial matters, capital raising, international expansions and in the dealings with the Securities and Exchange Commission. While working with companies in a variety of industries, his primary focus has been energy and manufacturing clients. Mr. Giesinger is a Certified Public Accountant in the State of Texas and former Chairman of the Texas Tri-Cities Chapter of the National Association of Corporate Directors. He has lectured and led seminars on various topics dealing with financial risks, controls and financial reporting. Mr. Giesinger serves as director and audit committee member on the board of Solaris Oilfield Infrastructure, Inc., an NYSE listed manufacturer and provider of proppant management systems for oil and gas well sites. The Board believes that Mr. Giesinger’s extensive financial and accounting experience, including that related to the energy and manufacturing industries, enables him to effectively serve as a director.

Tina M. Langtry has been a director since April 2012. Ms. Langtry was the Manager, Discovered Resource Opportunity Evaluations and the General Manager, Global Exploration New Ventures/Business Development for

ConocoPhillips from September 2002 until her retirement in January 2008. In such capacity, Ms. Langtry had exploration and appraisal responsibilities for ConocoPhillips’s global new ventures and business development organizations focused on growing ConocoPhillips’s global exploration and production business. Prior to September 2002, Ms. Langtry held various positions with Conoco, Inc., including President and Managing Director of Norske Conoco AS. Ms. Langtry is a member of the American Association of Petroleum Geologists, Society of Exploration Geophysicists and European Association of Geologist and Engineers. She has also served as the chairperson for American Petroleum Institute’s executive committee for exploration affairs. She served as a Board member of the Norwegian America Chamber of Commerce, Houston Branch and was a member of several leadership teams in ConocoPhillips. Ms. Langtry is the sole owner and member of Langtry Farms, LLC, which is a dairy and crop farm located in Northern New York. She is also a partner/member in Langbrook, Inc., which owns and operates Langbrook Meadows Golf and Country Club in Northern New York. The Board believes that Ms. Langtry’s extensive industry knowledge in oil and gas exploration and other expertise related to the oil and gas industry enable her to effectively serve as a director.

Richard F. Miles has been a director since May 2013. Mr. Miles is the former Chief Executive Officer and a former Director of Geokinetics Inc. He held that position from August 2007 until his retirement in November of 2012. Mr. Miles also served as President of Geokinetics from August 2007 until May 2012, Chief Operating Officer from March 2007 until August 2007, and President-International Operations from September 2006 until March 2007 following Geokinetics’ acquisition of Grant Geophysical Inc. Mr. Miles served as Director, President and Chief Executive Officer of Grant Geophysical from January 2001 until September 2006. From 1990 to 2000, he was President and Chief Executive Officer of Syntron Inc., a unit of Tech-Sym Corporation. Prior to that, he held various executive positions of increasing responsibility with Geosource Marine Inc. and Geophysical Services Inc. Mr. Miles has over 50 years of international experience in the seismic industry both operationally and in manufacturing. Mr. Miles has served on the Board of Directors of three other public companies as well as several non-profit boards including the International Association of Geophysical Contractors from 1992 – 2007, where he served as Chairman from 1997 –1998. Mr. Miles has an MBA from Southern Methodist University. The Board believes that Mr. Miles’ extensive history and depth of understanding in the seismic industry enables him to effectively serve as a director. Additional information regarding Mr. Miles can be found below under “Certain Relationships and Related Transactions – Transactions involving Richard F. Miles.”

Kenneth Asbury has been a director since December 2020. Mr. Asbury is the former President and Chief Executive Officer of CACI International Inc. He held that position from February 2013 until his retirement in October 2019. Mr. Asbury also served as the President and CEO of Arctic Slope Regional Corporation – Federal Holdings from May 2011 until February 2013. Prior to that, he spent the majority of his career at Lockheed Martin serving in various roles including President of three successful operating units and Vice President of capture excellence. Mr. Asbury has also served in the U.S. Army Security Agency as a translator/interpreter. He is a graduate of the University of Oklahoma. The Board believes that Mr. Asbury’s extensive history and depth of understanding in the defense and homeland security enables him to effectively serve as a director.

Margaret Sidney Ashworth has been a director since December 2020. Ms. Ashworth is the former Vice President of Government Relations for Northrop Grumman Corporation. She held that position from 2010 until her retirement in 2017. Ms. Ashworth has served as a Board member of PDS Technologies Inc. since 2018. In 2010, she served as Vice President of Washington Operations for GE Aviation Systems. Prior to that, she spent 14 years as a professional staff member with the U.S. Senate Committee on Appropriations from 1994 until 2009. For more than a decade, Ms. Ashworth has worked as a civilian in the Department of the Army, focused on resource management, force structure, and strategy. Ms. Ashworth earned a master’s degree in business administration from Campbell University and a bachelor’s degree in management from the University of Maryland. The Board believes that Ms. Ashworth’s management expertise and extensive experience in government relations enable her to effectively serve as a director.

Gary D. Owens has been a director and Chairman of the Board since 1997. Mr. Owens joined the Company as President and Chief Executive Officer in 1997. He held those positions until his retirement in December 2013. From October 1993 until May 1997, Mr. Owens was the President and Chief Executive Officer of Input/Output, Inc. (now known as ION Geophysical Corp.). Mr. Owens had held other positions at Input/Output, Inc. beginning in 1977. He has approximately 50 years of experience in the seismic industry. The Board believes that Mr. Owens’ depth of understanding of the Company’s operations and strategy, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise enable him to effectively serve as a director.

Walter R. Wheeler has been a director since November 2015. Mr. Wheeler became the Company’s President and Chief Executive Officer in January 2014. He served as the Company’s Executive Vice President and Chief Operating Officer from 2012 until December 31, 2013. He had been a design engineer with the Company since 1997. Prior to 1997, Mr. Wheeler worked for 13 years as a design engineer at Input/Output, Inc. Mr. Wheeler received his Bachelor of Science degree in Electrical Engineering from Rice University. The Board believes that Mr. Wheeler’s depth of understanding of the Company’s operations and strategy, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise enable him to effectively serve as a director.

Director Skills Matrix

	Demographics				Functional						Industry				Intl.
	Age	Total Public Directorships	Independent	Gender	CEO	Senior Officer/COO	Financial Expertise	Applied Science & Engineering	Government Relations & Contracts	Human Resource Management	Geophysics & Seismology	Oil & Gas	Defense, Homeland Security & Intelligence.	Capital Intensive Mfg.	Global
Gary D. Owens (Chairman)	73	1	✓	M	*	*	×	*	×	*	+	*		*	*
Walter R. Wheeler (CEO)	67	1		M	*	*	×	*	×	*	×	+		*	+
Richard F. Miles	72	1	✓	M	*	*	×	+	×	*	*	×		*	*
Tina M. Langtry	63	1	✓	F		*		*		*	*	*		×	*
Thomas L. Davis, Ph.D.	73	1	✓	M				*		+	*	+			+
Edgar R. Giesinger, Jr.	64	2	✓	M		+	*			*		×			+
Margaret Sidney Ashworth	69	1	✓	F		+	×		*	*			*		*
Kenneth Asbury	65	1	✓	M	*	*	×	+	*	*			*	+	*

Key
*	Substantial
+	Significant
×	Some
Nil

Stockholder Engagement

Geospace Technologies Corporation understands the importance of maintaining a robust stockholder engagement program. During 2020, Geospace continued its long-standing practice of reaching out to stockholders and future investors. Executives, and when appropriate, directors met with stockholders on a variety of topics, including strategy and value propositions, corporate governance, executive compensation, and culture. We spoke with representatives from our top institutional investors, mutual funds, public pension funds, and individual investors to hear their views on these important topics. Overall, investors expressed strong support for Geospace, particularly in a year fraught with adversity due to COVID-19 complications.

Our Board is committed to constructive engagement with our stockholders and investors. To help facilitate communication with our stockholders, the Board formed a governance leadership sub-committee to carry out a stockholder outreach effort. The sub-committee consisted of the chairs of the audit, compensation, and nominating and governance committees. In some instances, the Lead Independent Director, CEO and Chairman also participated in the meetings. Open dialogue with our stockholders throughout 2020 has led to enhancements in our corporate governance and executive compensation, with ongoing efforts dealing with our strategy and value proposition. The Board believes these efforts are all in the best interest of Geospace and its stockholders.

What did we learn from our meetings with stockholders? Our dialogue has led to the following changes as the Company moves forward in 2021:

•	Established a share buyback program;

•	Continue transparency around targets and results for our annual and long-term incentive programs;

•	Review and revision of existing management employment contracts;

•	Established a tenure limit of 15 years for new directors;

•	Established stock ownership requirements for all directors and executive officers;

•	Provide additional disclosures in 2021 that discuss Geospace’s commitment to culture, diversity, and human capital management;

•	Secured an external firm to provide a transparent review of the Board composition and tenure;

•	Initiated a review and proposal for ongoing Board refreshment as the business needs change; and

•	Elected two new directors to our Board with extensive U.S., Government, Defense and Border Security experience.

Communications with the Board

Any stockholder or other interested party wishing to send written communications to any one or more members of the Company’s Board may do so by sending them to the Company Secretary, c/o Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601 or to investorquestions@geospace.com. All such communications will be forwarded to the intended recipient(s).

Nominations to the Board

The nominating and corporate governance committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, for making recommendations for nominations to fill vacancies on the Board, and for selecting the nominees for election by the Company’s stockholders at each annual meeting. The nominating and corporate governance committee has not established specific minimum age, education, experience or skill requirements for potential directors; however, it values diversity and the benefits that diversity can bring to the Company’s Board. The Board seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and background. The skills and backgrounds collectively, represented on the Board should reflect the diverse nature of the business environment in which the Company operates. As new members are considered, diversity considerations should include – but not be limited to – business expertise, geography, age, gender and ethnicity. The nominating and corporate governance committee has taken into account all factors it has considered appropriate in fulfilling its responsibilities to identify and recommend individuals as director nominees. Those factors have included, without limitation, the following:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity and character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

The nominating and corporate governance committee has utilized a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the nominating and corporate governance committee through current Board members, professional search firms, stockholders or other persons. Candidates have been evaluated at regular or special meetings of the nominating and corporate governance committee, and may be considered at any point during the year. The Board of Directors, based on recommendations from the nominating and corporate governance committee, has instituted a tenure limit of 15 years for all non-employee directors to hold a seat on the Board of Directors that join the Board on or after August 6, 2020.

The nominating and corporate governance committee will consider qualified nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit such recommendations to the Corporate Secretary, c/o Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. The nominating and corporate governance committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

Committees of the Board and Meeting Attendance

During fiscal year 2020, the Board met nine times, and each director attended, in person or by telephone, at least 75% of the meetings held by the Board and by the committees on which the director served. Directors receive the director compensation payments set forth below irrespective of meeting attendance, and the Company does not have a formal policy with regard to Board members’ attendance at annual meetings of security holders. All members of the Board at the time of the Company’s 2020 Annual Meeting attended such meeting except for Mr. Moody.

The Board has a standing audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee. The audit committee is charged with, among other tasks, recommending to the entire Board the engagement and discharge of independent auditors of the financial statements of the Company, reviewing and pre-approving the professional services provided by its independent auditor, reviewing the independence of its independent auditor, reviewing with the auditors their plan and results of the auditing engagement, considering the range of fees for the independent auditor’s audit and non-audit services, reviewing the Company’s system of internal accounting controls, establishing and reviewing related party transaction policies, reviewing and approving related party transactions, and reviewing and reassessing the adequacy of its charter on an annual basis. The audit committee met five times during the fiscal year ended September 30, 2020. The audit committee’s report for the fiscal year 2020 appears below in this proxy statement. The Board of the Company has made a determination that Dr. Davis, Mr. Giesinger, and Mr. Miles, members of its audit committee, each of whom are independent under Rule 5605(a)(2) and 5605(c)(2) of the NASDAQ Stock Market Rules and satisfy the SEC’s independence requirements for audit committee service and that Mr. Giesinger is a financial expert. Mr. Giesinger serves Chairman of the audit committee. Dr. Davis, Mr. Giesinger and Mr. Miles’ backgrounds are described above under “Background of Nominees and Continuing Directors.” The charter for the audit committee may be accessed electronically under the “Investor Relations – Corporate Governance” section of the Company’s website at www.geospace.com.

Compensation Committee. The compensation committee oversees the Company’s compensation programs and is charged with the review and approval of its general compensation strategies and objectives and the annual compensation decisions relating to its executives. The compensation committee responsibilities also include reviewing and approving employment agreements, severance agreements and any special supplemental benefits applicable to executives; assuring that the Company’s incentive compensation program, including the annual and long-term incentive programs, are administered in a manner consistent with the Company’s compensation policy; approving and/or recommending to the Board new incentive compensation programs and equity-based compensation programs; reviewing the Company’s employee benefit programs; recommending for approval all changes to compensation plans that may be subject to the approval of the Company’s stockholders or the Board; and retaining compensation consultants and other experts. The compensation committee also reviews the outcome of the stockholder advisory vote on executive compensation. The compensation committee may delegate its authority to subcommittees. The compensation committee is comprised of Mr. Davis, Mr. Giesinger, Ms. Langtry and Mr. Miles. Mr. Miles serves as Chairman. All members of the compensation committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company. The compensation committee charter may be accessed electronically under the “Investor Relations – Corporate Governance” section of the Company’s website at www.geospace.com. The compensation committee met four times during the fiscal year ended September 30, 2020.

For more information pertaining to the Company’s compensation policies and practices, please read the “Overview of Company Executive Compensation Program” section of this proxy statement.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is charged with, among other things, identifying and recommending nominees for election to the Company’s Board at annual meetings and filling vacancies on the Company’s Board, recommending nominees for appointment to the Company’s committees, annually reviewing the overall effectiveness of the organization of the Board and the committees thereof, developing and maintaining qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors, and annually reviewing the directors, its own performance and its charter. The nominating and corporate governance committee will consider nominees recommended by stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see “Nominations to the Board” above. In addition, the nominating and corporate governance committee reviews annually with the full Board the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions. The nominating and corporate governance committee is comprised of Mr. Giesinger, Mr. Davis, Ms. Langtry and Mr. Miles. Ms. Langtry serves as Chairman. All of the members of the nominating and corporate governance committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company. The charter for the nominating and corporate governance committee may be accessed electronically under the “Investor Relations – Corporate Governance” section of the Company’s website at www.geospace.com. The nominating and corporate governance committee met three times during the fiscal year ended September 30, 2020.

Board and Committee Evaluations

As part of an ongoing evaluation process, at the end of each quarterly Board meeting and committee meetings, all participants take part in a verbal evaluation of how well the Board performed. This includes a director self-evaluation and an evaluation of each of his or her peers. At least one time annually, the nominating and corporate governance committee solicits feedback on Board and committee effectiveness, including areas such as Board composition and the Board/management succession-planning process from each director.

The Lead Independent Director presides at executive sessions of the independent directors. Each executive session may include a discussion of the performance of the Chairman, CEO, or Directors, and matters concerning the relationship of the Board with the Chairman or CEO and other members of senior management.

The Lead Independent Director, in collaboration with the nominating and corporate governance committee, also ensures that the Board’s self-assessments are conducted annually.

Board Leadership Structure and Role in Risk Oversight

Mr. Owens serves as the Company’s Chairman of the Board. Mr. Owens was the Company’s previous President and Chief Executive Officer from 1997 until his retirement in December 2013. The Company has not established a written position description for our Chairman of the Board. A primary function of that position is to set the agenda for and lead meetings of the Company’s Board. The Board believes that the Company will benefit from Mr. Owens’ continued services as a director and as Chairman of the Board given his extensive experience with the Company’s operations. Mr. Owen’s is independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company.

In February 2015, the Board created a Lead Independent Director position that serves for a three- year term. While Mr. Still previously served in this position, he resigned from his position as a member of the Board, effective June 30, 2020, and Mr. Davis was elected in his place as the Lead Independent Director for a three-year term. Mr. Davis is independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company. In this position, Mr. Davis presides over meetings of the Board when the Chairman is not present, leads at least two meetings per year of the Board’s independent directors, serves as liaison between the Chairman, the Chief Executive Officer and the Board, and approves Board information, agendas and schedules. The Lead Independent Director also participates in the selection of committee members and committee chairs, stockholder communications, and the recommendation of advisors and consultants to the Board. Under the direction of the Lead Independent Director, the independent directors met two times during the fiscal year ended September 30, 2020. Both meetings were held under the direction of Mr. Still. The Company believes that the Lead Independent Director position strikes an appropriate balance between Mr. Owens’ significant executive, customer, and industry knowledge in his position as Chairman and the Board’s fiduciary duties to stockholders.

As a governance best practice, all members of the audit, compensation, and nominating and corporate governance committees are independent. The Board has established processes for the effective oversight of critical issues charged to independent Directors such as the integrity of our financial statements, senior executive compensation, succession planning, election of the Lead Independent Director, membership of independent Board committees, evaluations of the Board, committee and Directors, and nominations for Directors.

Succession planning and leadership development are top priorities for the Board and management. On an ongoing basis, the Board, with oversight from the nominating and corporate governance committee reviews the plans for succession to the role of CEO and other senior management positions. The nominating and corporate governance committee assists in succession planning, as necessary, and reviews and makes recommendations to the Board regarding people strategies and leadership development initiatives. To assist the Board, the CEO periodically reports on individual senior executives’ potential to succeed to the position of CEO and provides an assessment of potential successors to other key positions.

The Company further believes that separation of the Chairman and executive officer roles allows Mr. Wheeler to focus his time and energy on operating and managing the Company while leveraging the experience and perspectives of the Chairman. The Board has an active role in evaluating the Company’s risk management in its ongoing business by regularly reviewing information presented by management regarding the Company’s business and operations risks and monitoring risk areas through Board reports and related discussions at Board meetings. The Board also reviews and approves the Company’s operating and capital budgets on an annual basis. The committees of the Board include an audit committee, which oversees accounting and financial issues and risks, a compensation committee, which reviews leadership performance and compensation, and a nominating and corporate governance committee, which assesses Board performance and corporate governance issues.

Compensation of Directors

The following table summarizes compensation paid to each non-employee director during the fiscal year ended September 30, 2020. For details of compensation paid to Messrs. Wheeler and Sheen, please see “Summary Compensation Table.”

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Gary D. Owens	87,250	28,270	—	115,520
Charles H. Still(3)	63,187	28,270	—	91,457
William H. Moody(4)	84,250	28,270	—	112,520
Richard F. Miles	84,250	28,270	—	112,520
Tina M. Langtry	84,250	28,270	—	112,520
Thomas L. Davis, Ph.D.	72,250	28,270	—	100,520
Edgar R. Giesinger, Jr.	72,250	28,270	—	100,520

(1)

Represents 2,200 restricted stock units granted to each director on February 6, 2020. The units vest on February 4, 2021, with the exception of units granted to Mr. Still and Mr. Moody, which vesting was accelerated upon their resignations from the Board. Restricted stock units represent a contingent right to receive one share of Common Stock upon vesting. As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. A discussion of the assumptions used to value the restricted stock awards is contained in the notes to the Company’s financial statements.

(2)

All directors of the Company are reimbursed for ordinary and necessary expenses incurred in attending Board and committee meetings, however no director was reimbursed more than $10,000 in other compensation during the fiscal year ended September 30, 2020.

(3)	Mr. Still has resigned from the Board with effect from June 30, 2020.
(4)	Mr. Moody has resigned from the Board with effect from September 30, 2020.

Mr. Asbury and Ms. Ashworth were appointed as directors on the Board effective December 1, 2020 and therefore did not receive compensation during the fiscal year ended September 30, 2020.

For the fiscal year ended September 30, 2020, each non-employee director received $72,250 per year in cash, paid in four equal quarterly installments. In November 2018, the Board reinstated the additional $15,000 per year to the Chairman of the Board and approved additional fees of $12,000 per year to the Lead Independent Director and each committee chairperson. The additional fees are paid in cash, in four equal quarterly installments, effective January 1, 2019. The Board considers director compensation at other energy companies when targeting compensation for its non-employee directors and believes that its target compensation is below the median. Effective October 1, 2020, the Board approved a 10% reduction in non-employee director cash compensation. The reduction was in connection with cost reduction measures initiated by the Company in light of industry conditions and resulting decreased product demand.

The following table indicates the aggregate number of shares of Common Stock subject to outstanding unvested stock awards that each non-employee director held as of September 30, 2020:

Name	Stock Awards #
Gary D. Owens	5,150
Charles H. Still	—
William H. Moody	—
Richard F. Miles	5,150
Tina M. Langtry	5,150
Thomas L. Davis, Ph.D.	5,150
Edgar R. Giesinger, Jr.	5,150

During the annual review of our current director compensation program, we decided to more closely align our allocation of cash and equity compensation for directors with our peer group and broader current public company practice. To enhance alignment, we intend to adjust the allocation by gradually decreasing the annual cash retainer, while increasing the annual equity grant to a more market competitive mix with equal weighting between cash and equity.

In addition, when the director compensation program was evaluated in November 2020, the industry was in the middle of the disruption that was largely caused by COVID-19. To ensure alignment with shareholders, we used the book value of stock at approximately $12.00 per share instead of the stock price of approximately $6.00 per share in determining the amount of equity to be awarded, resulting in approximately 50% fewer shares granted to directors than if they had been awarded using the current market price.

Legal Proceedings

To the best of our knowledge, there is no material proceeding to which any director, director nominee or executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of such director, nominated director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF AUDITORS

The audit committee appointed RSM US LLP (“RSM”), independent public accountants, to audit the Company’s consolidated financial statements for the year ended September 30, 2021, and such appointment was approved by the Board. RSM has been the Company’s independent public accountants since February 27, 2018.

In the event the appointment of RSM is not ratified, the audit committee will consider the appointment of other independent auditors. A representative of RSM is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

The Board recommends voting “FOR” this proposal.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, RSM US LLP (“RSM”), is responsible for expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In this context, the Audit Committee hereby reports as follows:

1) The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended September 30, 2020 with management and RSM.

2) The Audit Committee has discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3) The Audit Committee has received and reviewed the written disclosures and the letter from RSM required by the applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM their independence.

4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.

Each of the members of the Audit Committee is independent as defined under the Securities and Exchange Commission independence rules and the listing standards of the NASDAQ market exchange.

Thomas L. Davis, Ph.D.
Edgar R. Giesinger, Jr.
Richard F. Miles

Independent Public Accountants

RSM served as the Company’s principal independent public accountants for fiscal years 2020 and 2019. A representative of RSM is expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by RSM for professional services rendered for the audit of the Company’s annual financial statements, including for professional services rendered in connection with the audit of internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act of 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q were $467,000 and $410,000, respectively, for fiscal years 2020 and 2019.

The Company uses firms other than RSM for certain of its statutory audit-related services for its international subsidiaries.

Audit-Related Fees

There were no fees billed by RSM for audit-related services for fiscal years 2020 and 2019.

Tax Fees

The Company used a firm other than RSM for its tax services for fiscal years 2020 and 2019.

All Other Fees

Fees billed by RSM for other services not disclosed above related to transfer pricing services were $13,500 for fiscal year 2020. No fees were billed by RSM for other services not disclosed above for fiscal year 2019.

Compatibility of Certain Fees with Independent Accountants’ Independence

The audit committee has adopted pre-approval policies and procedures pursuant to which the engagement of the Company’s independent accountant is approved. Such procedures govern the ways in which the audit committee will pre-approve audit and various categories of non-audit services that the independent accountant provides to the Company and its subsidiaries. In accordance with this policy, the audit committee had given its approval for the provision of audit services by RSM for the fiscal year ended September 30, 2020. Services which have not received pre-approval must receive specific approval of the audit committee. The audit committee is informed of each such engagement in a timely manner, and such procedures do not include delegation of the audit committee’s responsibilities to management. The audit contract that was entered into in fiscal year 2020 was pre-approved by the audit committee.

PROPOSAL III: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act, at the Annual Meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

The Company believes that its compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of its stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to endorse or not endorse the compensation the Company pays its named executive officers through voting for or against the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2021 proxy statement pursuant to Item 402 of Regulation S-K, (which disclosure includes the Overview of Company Compensation, the Summary Compensation Table and the other executive compensation tables and related discussion).”

The Company and the compensation committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Overview of Company Compensation” in this proxy statement. As always, the compensation committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Overview of Company Compensation” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board, (ii) to create or imply any change to the fiduciary duties of the Company or the Board, (iii) to create or imply any additional fiduciary duties for the Company or the Board, or (iv) to restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board recommends voting “FOR” this proposal.

Smaller Reporting Company

Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” pursuant to the rules of the SEC. Under the scaled disclosure obligations, the named executive officer’s group generally consists of only three executive officers, specifically the principle executive officer and the Company’s two other most highly compensated executive officers serving at the end of the last completed fiscal year and the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Executive Officers and Compensation

The Company considers the following individuals to be its only executive officers. Information regarding such executive officers follows:

Name	Age	Position
Walter R. Wheeler	67	President and Chief Executive Officer
Michael J. Sheen	72	Senior Vice President and Chief Technical Officer
Robert L. Curda	47	Vice President and Chief Financial Officer
Robbin B. Adams	63	Executive Vice President and Chief Project Engineer

Michael J. Sheen joined the Company as Senior Vice President and Chief Technical Officer in August 1997 and became a director in connection with the Company’s initial public offering in November 1997. Mr. Sheen notified the Company that he will not stand for reelection at the end of his current term, which will expire at this Annual Meeting and accordingly, he has not been nominated for re-election. Mr. Sheen will continue as the Senior Vice President and Chief Technical Officer of the Company. Mr. Sheen had been a Senior Vice President and Chief Technical Officer of Input/Output, Inc. beginning in 1991 and had held other positions at Input/Output, Inc. starting in 1977.

Robert L. Curda was appointed as the Company’s Vice President and Chief Financial Officer on January 1, 2020 upon the retirement and resignation of Thomas T. McEntire. Mr. Curda has previously served as the Company’s Operational Controller since 2005. Prior to 2005, Mr. Curda worked for eight years in various accounting and finance roles at National Oilwell (now known as National Oilwell Varco). Mr. Curda has been a licensed certified public account in the State of Texas since 1999.

Robbin B. Adams became the Company’s Executive Vice President and Chief Project Engineer in 2012. Mr. Adams has been a design engineer with the Company since 1997. Prior to 1997, Mr. Adams worked for 16 years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.).

Mr. Wheeler’s background is described above under “Background of Nominees and Continuing Directors.”

Overview of Company Executive Compensation Program

Objectives of Compensation Programs

The Company’s executive compensation program is designed to attract, motivate and retain highly talented and experienced management personnel and drive organizational performance that is in the best interest of our stockholders in the long-term. The Company uses traditional compensation elements of base salary, annual performance bonuses and long-term incentive stock-based awards.

Executive officers generally receive the same benefits as other employees. Any differences are typically due to position, seniority, or local requirements. Consistent with this philosophy, executive officers receive minimal perquisites. Mr. Wheeler, Mr. Sheen and Mr. Adams have entered into employment agreements with the Company, which, under certain circumstances, provide them with certain severance benefits upon their terminations of employment. See “Potential Payments upon Termination or Change-in-Control” below for more information on these benefits. The Company’s compensation policies are designed to enhance financial performance and stockholder value by aligning the financial interests of the executive officers and employees with those of its stockholders.

What the Company’s Compensation Is Designed to Reward

The Company’s compensation program is designed to reward teamwork and each individual’s contribution to the Company, including the impact of such contribution on the Company’s overall financial performance, as well as to produce positive long-term results for its stockholders and employees.

Administration

The compensation committee is composed of four independent members of the Board. No compensation committee member participates in any of the Company’s employee compensation programs. The Company’s non-employee directors are eligible to and do participate in its 2014 Long-Term Incentive Plan (the “2014 Plan”). The compensation committee (i) sets and recommends annual compensation, including equity awards, for the Company’s named executive officers to the full Board for approval, (ii) reviews and approves the overall compensation policy, philosophy and strategy for all other employees, and (iii) reviews and approves awards under equity incentive plans and the non-equity incentive program to all employees as recommended to the compensation committee by management.

Since 2015, the compensation committee has retained Frederic W. Cook & Co, Inc., an independent compensation consultant (the “Compensation Consultant”), each year to advise the Company on its performance-based equity grants at the beginning of the fiscal year, including fiscal year 2020. The Compensation Consultant performs an evaluation of the Company’s compensation program concerning future performance-based equity grants and how to balance those grants with base salary and cash bonus compensation.

At the 2020 Annual Meeting of Stockholders, the stockholders approved, by a non-binding, advisory resolution, the compensation of the Company’s named executive officers. The compensation committee considered this resolution of the stockholders in its review of executive compensation in fiscal year 2020 and determined that the stockholders supported the compensation packages awarded to the Company’s named executive officers and the objectives and policies by which those packages were determined. Pursuant to a resolution adopted by the stockholders at the 2017 Annual Meeting of Stockholders, the stockholders will have an opportunity to approve or withhold approval of executive compensation by a non-binding advisory resolution on an annual basis at each annual meeting of stockholders.

Elements of Compensation

General

The primary elements of the executive compensation program consist of (1) base salary, (2) annual cash bonuses pursuant to a non-equity, incentive annual bonus program, and (3) long term incentives in the form of equity-based compensation awards. Equity-based compensation awards have historically included nonqualified stock options and restricted stock awards. Each executive officer’s current and prior compensation is considered in setting future compensation and, while consideration is given to the vesting and value of previously granted equity-based compensation awards, the total compensation package is not regularly adjusted for such values. In addition, the Company focuses on the relative roles of the executive officers throughout the organization when determining compensation.

The Company chooses to pay each element of compensation to reward executives through various means. The base salary and employee benefits compensate executives for their daily efforts as management of the

Company. The annual cash bonus program, described in more detail below, encourages executives to not only meet goals for the Company, measured in terms of consolidated pretax profits (before bonus), but also encourages other employees to meet goals as well. The equity-based compensation awards provide a long-term incentive to executives and other key employees to improve the performance of the Company as viewed by the market as reflected in the market price for the Company’s Common Stock.

An executive officer’s annual base salary and annual cash bonus do not fluctuate as a result of increases or decreases in the market value of equity-based compensation awards. For example, if the stock price has grown significantly, resulting in large potential gains on vested stock awards, an executive officer’s base salary or bonus potential is not adjusted for that reason. However, the compensation committee may consider those gains in awarding additional equity-based compensation. Similarly, the compensation committee would not consider a large cash bonus award under the Company’s annual bonus program or the Executive Officer Annual Bonus Plan to be a reason to reduce the equity-based compensation awards or annual base salary received by the executive in the following fiscal year. The Company views each compensation element as a different means of encouraging and promoting performance. These compensation elements are designed to work in tandem.

The compensation committee considers the base salary levels supplemented by bonus awards and equity compensation in evaluating the total executive compensation package. The executive officers are encouraged to earn their bonus and equity compensation in order to realize the full value of their compensation package. The Company intends that the attainment of the performance goals established by the compensation committee will benefit its stockholders.

The compensation committee does not believe that there is another public company that is a direct peer to the Company in the seismic industry. The Company is primarily a manufacturer of seismic products and does not provide traditional seismic services or maintain a seismic data library like other seismic companies. One of the Company’s most direct competitors is a subsidiary of a much larger company, and there is no access to compensation information of that subsidiary. The compensation committee from time to time does review publicly available information on seismic and other energy industry participants to help understand the marketplace in which the Company competes. The Compensation Consultant assists the committee in gathering executive compensation information from a broad group of energy industry companies. The compensation committee strives to maintain a reasonable compensation package for each executive officer and uses this information to retain such officer and provide incentives for such officer to continue to improve the Company’s performance in the future.

The conclusion of the compensation committee after its most recent examination of the publicly available executive compensation of energy industry companies was that the Company’s total compensation of each of its executive officers, particularly their base salaries, were typically lower than the compensation of executive officers in other energy industry companies, adjusting for various factors such as size, location and seniority of the executive officer. The Company places a high priority on the retention of its key employees, particularly its executive officers. The Board of the Company believes that these executive officers have made significant contributions to the growth and development of the Company and have developed a synergy among themselves that fosters progress and support. The Board believes that a loss of any one of these executive officers could have a significant adverse impact on the Company. Based upon these considerations, the compensation committee designed compensation packages for the Company’s executive officers.

Relative Size of Major Compensation Elements

The combination of base salary, annual cash incentive awards and equity incentive awards comprise total direct compensation. In setting named executive officer compensation, the compensation committee considers the aggregate compensation payable to the executive officer and the form of the compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives.

Generally, the compensation committee targets overall compensation packages for the Company’s executive officers that are competitive with the total value received by executive officers at other energy companies. Due to the nature of the Company’s business and the compensation committee’s use of performance based stock options, performance based restricted stock unit awards, and a performance based annual cash bonus plan, it is possible for its executive officers to receive above target compensation when the Company’s stock price increases and total shareholder return and financial performance hurdles are met. Conversely, in years when the Company’s stock price remains unchanged or total shareholder return and financial performance hurdles are not met, its executive officers will receive minimal financial compensation, if any, in addition to their base salaries. The compensation committee attempts to maintain annual base salary ranges that are intended to be reasonably competitive with salaries at other energy industry companies, therefore improving the likelihood of retaining the executive officers that we believe are crucial to the long-term success of the Company. The majority of target compensation is in the form of “at-risk” performance-based compensation that is linked to the Company’s financial and share price performance. The compensation committee believes that this blend strikes an appropriate balance between effectively retaining key employees and aligning the interests of our executives with those of our stockholders.

Base Annual Salaries

The base annual salaries of the Company’s named executive officers were as follows:

Fiscal Year Ended September 30, 2020(1)
Mr. Wheeler, President and Chief Executive Officer	$350,000
Mr. Sheen, Senior Vice President and Chief Technical Officer	$315,000
Mr. Adams, Executive Vice President and Chief Project Engineer	$300,000

(1)

Effective August 10, 2020, annual base salaries shown above were reduced by 15% for Mr. Wheeler and Mr. Adams and by 10% for Mr. Sheen. The reduction was in connection with cost reduction measures initiated by the Company in light of industry conditions and resulting decreased product demand.

Annual Performance Bonuses

For fiscal year 2020, the Board adopted comprehensive company-wide bonus compensation criteria (the “2020 Bonus Criteria”) for all employees. The 2020 Bonus Criteria, which follows the same principles, goals and criteria as in the bonus program and criteria previously established for prior fiscal years, set forth various targets and criteria for the Company’s operating performance and established a cash bonus, assessed on an individual basis, for employees of the Company. The financial targets were designed to provide incentives for the employees to work as a team to improve the Company’s financial results.

Under the 2020 Bonus Criteria, every employee of the Company is eligible to participate in Tier I of the bonus plan, except for employees in the Russian Federation who participate in a local plan. Under Tier I, employees share proportionally in the Company’s profits based on each employee’s relative payroll. The Tier I bonus pool is established by accruing approximately 22% of consolidated pretax profits (before bonus) above a specified range. Various management teams, including the executive officers, and selected key employees are eligible to participate in Tier II of the 2020 Bonus Criteria, which applies after Tier I is fully funded. The Tier II bonus pool is established by accruing approximately 22% of consolidated pretax profits (before bonus) within a specified range above Tier I. Under Tier II, certain participants share in the bonus pool depending on the satisfaction of predefined goals by their respective working groups. None of the named executive officers were required to satisfy individual predefined goals under the 2020 Bonus Criteria. Tier I bonuses are paid if the Company reaches a predetermined pretax profit (before bonus) level. Tier II is based on attaining a predetermined consolidated pretax profits (before bonus) level as well as, in most cases (but not in the case of named executive officers), specific performance criteria of the group eligible for the bonus. The predetermined pretax profits (before bonus) levels as well as the specific performance criteria are re-evaluated annually. The groups eligible for Tier II bonuses in one year are not necessarily eligible the following year. The eligible groups are selected based on management’s goals for improvement across the Company.

The Company’s named executive officers were not required to achieve individual performance targets in order to earn their respective annual cash incentive payments under the 2020 Bonus Criteria. However, the consolidated pretax profits (before bonus) of the Company must reach a predetermined threshold before Tier I or Tier II bonus payments will be made. The difficulty of attaining the performance criteria fluctuates in response to the Company’s industry, market and overall performance. While each of Messrs. Wheeler, Sheen and Adams had the ability to influence the Company’s financial performance, none of them can ensure that the Company’s performance will rise to the level of satisfying the Tier I or Tier II thresholds. During fiscal year 2020, no Tier I or Tier II bonuses were funded or paid.

Starting in fiscal 2021, if certain executive officers do not receive any payments under the bonus program described above, they will be eligible to receive discretionary cash bonuses of 20-30% of their respective base salary, based on individualized performance which will be determined by the Board at the end of the fiscal year.

Long-Term Stock-Based Compensation

The Company believes that long-term incentive compensation is an important component of its compensation program and that the value of this compensation should be directly related to increases in stockholder value. In addition to base salaries and annual performance bonuses, the executive officers have historically participated in the 2014 Plan, which allow the Company to grant long-term incentive compensation to its executive officers and directors in the form of stock options, restricted stock awards, restricted stock unit (“RSU”) awards, and other awards. RSU awards represent a contingent right to receive one share of Common Stock upon vesting.

Historically, equity incentive compensation awards were determined based on an individual’s annual compensation and his or her contribution to the Company. The compensation committee independently sets and recommends stock option grants, restricted stock awards, and RSU awards for the Company’s executive officers to the full Board for approval. Such awards may include service-based vesting and performance goal based vesting provisions. Proposals for stock option, restricted stock awards, and RSU awards to non-executives is presented by the President and Chief Executive Officer and approved by the Board upon the recommendation of the compensation committee. Mr. Wheeler abstains from voting with respect to his own compensation and grants of equity awards.

On November 27, 2018, the Company granted the following RSU awards, with Mr. Wheeler and Mr. Sheen each receiving 10,400 RSU awards with service-based vesting provisions and 10,400 RSU awards with both service-based and performance-based vesting provisions. The vesting of the performance-based RSU awards were conditioned on the achievement of consolidated revenue growth thresholds for fiscal year 2019. No restricted stock awards or stock options were awarded in fiscal year 2019.

On November 21, 2019, based on the Company’s total revenue for fiscal year 2019, the compensation committee determined that the performance-based provision were met on 3,981 RSU awards granted to each of Mr. Wheeler and Mr. Sheen. These RSU awards vest in four equal installments on November 21, 2019, November 27, 2020, 2021 and 2022. The remaining performance-based RSU awards granted on November 27, 2018 to Mr. Wheeler, Mr. Sheen and Mr. Adams were forfeited. No restricted stock awards or stock options were awarded in fiscal year 2019.

On November 26, 2019, the Company granted the following RSU awards, with Mr. Wheeler receiving 9,500 RSU awards with service-based vesting provisions and 9,500 RSU awards with both service-based and performance-based vesting provisions; Mr. Sheen receiving 9,000 RSU awards with service-based vesting provisions and 9,000 RSU awards with both service-based and performance-based vesting provisions; and Mr. Adams receiving 9,000 RSU awards with service-based vesting provisions and 9,000 RSU awards with both service-based and performance-based vesting provisions. The vesting of the performance-based RSU awards were conditioned on the achievement of consolidated revenue growth thresholds for fiscal year 2020. No restricted stock awards or stock options were awarded in fiscal year 2020.

On November 19, 2020, based on the Company’s total revenue for fiscal year 2020, the compensation committee determined that none of the vesting provisions had been met on the performance-based RSU awards granted on November 26, 2020 and these awards were forfeited.

The Board and the compensation committee intend to make annual grants of RSU awards to the Company’s senior executive officers which may include service-based vesting and performance based vesting provisions to be determined by the compensation committee each year. The compensation committee will review the long-term incentive program each year to ensure that the key elements of the program continue to meet the objectives described above.

Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees. Executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The Company’s health and welfare programs include medical, wellness, pharmacy, dental, life insurance and accidental death and disability. Each employee receives life insurance equal to the employee’s annual salary with a maximum payout of $100,000 and accidental death and dismemberment coverage.

The Company maintains a defined contribution retirement plan that is intended to qualify under Section 401(k) of the Code. The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us ranging from 50% to 100% of employee contributions, up to a maximum of 3.5% of the employee’s annual salary.

The Company offers vacation time determined by years of service. As of September 30, 2020, Mr. Sheen had accrued 248 hours of vacation; Mr. Adams had accrued 248 hours of vacation; and Mr. Wheeler had accrued 256 hours of vacation. Employees, including executive officers, may roll over up to 160 hours of unused vacation time to subsequent years.

The Company also maintains key man life insurance policies on each executive officer exclusively for its benefit.

Impact of Accounting and Tax Treatment

A standard issued by the Financial Accounting Standards Board requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The equity awards the Company grants are structured to comply with the requirements of the standard to maintain the appropriate equity accounting treatment.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid in excess of $1,000,000 for any fiscal year to the corporation’s chief executive officer, chief financial officer and three other most highly compensated executive officers as of the end of any fiscal year (and certain former executive officers). As a result, we generally expect that compensation paid to our applicable named executives in excess of $1 million will not be deductible.

Section 409A of the Code, as amended (“Section 409A”), provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. The Company intends to structure any deferred compensation items to be in compliance with or exempt from Section 409A.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended September 30, 2020 and 2019, respectively, to each of the Company’s named executive officers:

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		All Other Compensation ($)(3)	Total ($)
Walter R. Wheeler, President and Chief Executive Officer	2020	339,178	233,695	(2)	10,363	583,236
	2019	321,945	262,942	(2)	11,555	596,442

Michael J. Sheen Senior Vice President and Chief Technical Officer	2020	313,019	221,400	(2)	9,483	543,902
	2019	321,945	262,942	(2)	11,018	595,905

Robbin B. Adams, Executive Vice President and Chief Project Engineer	2020	289,411	221,400	(2)	10,511	521,322
	2019	268,288	218,706	(2)	9,623	496,617

(1)

As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. A discussion of the assumptions used to value the restricted stock and restricted stock units are contained in the notes to the Company’s financial statements under Note 16 “Stockholders’ Equity”.

(2)

Includes restricted stock units with service-based only vesting provisions and restricted stock units with both service-based and performance-based vesting provisions. The value reported with respect to units with both service-based and performance-based vesting provisions is based on probable outcome. For fiscal year 2020, the value at grant date, assuming the achievement of the highest level of performance conditions, was $280,440 for Mr. Wheeler and $265,680 each for Mr. Sheen and Mr. Adams. For fiscal year 2019, the value at grant date, assuming the achievement of the highest level of performance conditions, was $315,536 each for Mr. Wheeler and Mr. Sheen and $262,442 for Mr. Adams.

(3)	Represents compensation related to participation in Company 401(k) retirement matching program and group term life insurance.

Narrative Disclosure to Summary Compensation Table

Each of Messrs. Wheeler, Sheen and Adams have entered into employment agreements with the Company which automatically renew each January 1 for an additional two years unless the Company provides notification no fewer than 30 days prior to such January 1 date that it will not be extending the agreement. Pursuant to the employment agreements, each named executive officer may be entitled to severance benefits upon termination as discussed in the “Potential Payments upon Termination or Change-in-Control” section below.

Outstanding Equity Awards at Fiscal Year-End

The following tables summarize certain information regarding unexercised options, vested stock and equity incentive plan awards outstanding as of the end of the fiscal year ended September 30, 2020 for each of the named executive officers:

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Walter R. Wheeler	—	18,400	(1)	—	14.87	11/18/25
	—	13,700	(2)	—	21.42	11/16/26

Michael J. Sheen	—	18,400	(1)	—	14.87	11/18/25
	—	13,700	(2)	—	21.42	11/16/26

Robbin B. Adams	—	15,500	(1)	—	14.87	11/18/25
	—	11,400	(2)	—	21.42	11/16/26

(1)

Represents nonqualified stock options issued on November 18, 2015. The options vest upon the satisfaction of both: (a) performance based vesting hurdles: 33% of the award if the Company achieves a TSR of 69%, 67% of the award if the Company achieves a TSR of 139%, and 100% of the award if the Company achieves a TSR of 209%, in each case based on a stock price of $16.47; and (b) time vesting requirements of: 33% upon the first anniversary, 67% on the second anniversary, and 100% on the third anniversary. Both the performance and time-based requirements must be met for vesting to occur. Installments are cumulative, so that any portion of the option that has vested remains exercisable until the earlier of the expiration date or the close of the period of exercisability based upon a termination of employment (as defined in the applicable award agreement). If the performance targets are not achieved during the five-year performance period, the options will be forfeited. These options were forfeited on November 18, 2020.

(2)

Represents nonqualified stock options issued on November 16, 2016. The options vest upon the satisfaction of both: (a) performance based vesting hurdles: 33% of the award if the Company achieves a TSR of 44%, 67% of the award if the Company achieves a TSR of 61%, and 100% of the award if the Company achieves a TSR of 80%, in each case based on a stock price of $19.20; and (b) time vesting requirements of: 33% upon the first anniversary, 67% on the second anniversary, and 100% on the third anniversary. Both the performance and time-based requirements must be met for vesting to occur. Installments are cumulative, so that any portion of the option that has vested remains exercisable until the earlier of the expiration date or the close of the period of exercisability based upon a termination of employment (as defined in the applicable award agreement). If the performance targets are not achieved during the five-year performance period, the options will be forfeited.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Walter R. Wheeler	31,036	191,802	—	—
Michael J. Sheen	30,536	188,712	—	—
Robbin B. Adams	26,896	166,217	—	—

(1)

Represents (i) restricted shares were granted on November 16, 2016 and November 16, 2017 which vest in four equal annual installments with the first installment vesting on the anniversary date of the date of grant, (ii) restricted stock units granted on November 27, 2018 which vest in four equal installments on each of November 21, 2019, November 27, 2020, November 27, 2021 and November 27, 2022 and (iii) restricted stock units granted on November 26, 2019 which vest in four equal annual installments with the first installment vesting on the anniversary date of the date of grant. Restricted stock units represent a contingent right to receive one share of Common Stock upon vesting.

(2)	Represents the closing price of $6.18 per share of the Company’s stock on September 30, 2020.

Clawback Policy

The Company believes it is important to foster and maintain a culture that emphasizes integrity and accountability. For this reason, the Board adopted a clawback policy effective December 15, 2016. This policy applies to all current and former executive officers. The policy applies to equity grants awarded under the 2014 Plan, regardless of when such awards were granted, as well as annual bonuses and any other compensation earned or vested based on the attainment of a financial reporting measure.

In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by this clawback policy will be required to reimburse or forfeit certain incentive compensation received. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board. The Board will also determine the method for recouping such amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person, (2) seeking recovery of any gain realized on the vesting, sale or other disposition of any equity-based awards, (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person, (4) cancelling outstanding vested or unvested equity awards made to the person, and/or (5) taking any other remedial and recovery action permitted by law.

Potential Payments upon Termination or Change-in-Control

Pursuant to their employment agreements, as amended, each of Messrs. Wheeler, Sheen and Adams are entitled to receive the severance benefits described below upon termination of his employment unless the termination:

•	results from his death, disability or retirement;

•	is by the Company for Cause; or

•	is by the employee other than for Good Reason.

“Cause” is defined to mean the employee’s willful and continued failure to perform his duties after a demand for his performance of those duties or the employee’s willfully engaging in gross misconduct materially and demonstrably injurious to the Company. “Good Reason” is defined to mean a demotion, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of the Company to assume the employment agreement or a purported termination not in compliance with the employment agreement.

The severance benefits to which Messrs. Wheeler, Sheen and Adams would be entitled on termination would be an amount equal to the product of (a) his then-current annual salary plus the average of the bonus payments paid to the executive in respect of the three fiscal years preceding the fiscal year in which the termination occurs, multiplied by (b) two. The executive would also receive any relocation and indemnity payments to which he is entitled and any costs and legal fees incurred in connection with any dispute over his employment agreement. In the case of Mr. Sheen, a gross-up for any applicable “excess parachute payment” tax imposed by the Code would also be received.

These payments would be due in a lump sum on the tenth day following the date of termination. The amounts paid are based on the salary rate in effect at the time of termination, unless the employee is terminating employment for Good Reason due to a reduction in salary, in which case the salary rate shall be the rate in effect prior to such reduction.

So long as Messrs. Wheeler, Sheen or Adams are terminated without Cause, they are not required to perform any further agreement or action in order to receive these benefits. However, in connection with these employment agreements, each of them have agreed that he will not disclose or misappropriate any confidential information of the Company and that all intellectual property developed by them is the property of the Company.

Stock Ownership Guidelines

The Company believes that it’s executive officers and non-employee directors should own and hold an investment value position in the Common Stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. Our executive officers and directors owned approximately 4% of the Company’s outstanding Common Stock as of December 15, 2020. The Board has adopted the Stock Ownership Guidelines described below.

Position	Stock Ownership Guidelines
Executive Officers	1 time base salary
Non-Employee Directors	1 time annual cash retainer

The compensation committee intends for executive officers and directors who are or become subject to these guidelines to achieve the applicable ownership guideline within five years from the date of adoption of the guidelines or the date the participant becomes subject to the guidelines. The compensation committee may allow exceptions to be made for any executive officer or non-employee director who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines.

Code of Ethics

The Company has adopted a general code of business conduct that applies to all employees, and a supplemental code of ethics that applies to the Company’s Chief Executive Officer and senior financial officers. The general code of business conduct and supplemental code of ethics may be accessed electronically under the Investor Relations section of the Company’s website at www.geospace.com.

Proposal IV: Approval of Amendment to 2014 Long Term Incentive Plan

On November 19, 2020, the compensation committee recommended to the Board that it adopt an amendment to the Company’s 2014 Long Term Incentive Plan (the “2014 Plan”), to increase the number of shares that can be issued under the 2014 Plan from 1,500,000 shares to a total of 3,000,000 shares (an increase of 1,500,000 shares in the aggregate number of shares available for awards granted under the 2014 Plan (the “Amendment”). On November 19, 2020, the Board of Directors adopted the Amendment, subject to stockholder approval at the 2021 Annual Meeting of Stockholders. If approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, the Amendment will become effective as of the date that the vote of the stockholders occurs (the “Effective Date”). A copy of the Amendment is included in this proxy statement as Appendix A.

Purpose of the Amendment

The Board believes it is in the best interest of the Company that stockholders approve the Amendment to increase the number of shares that are available for awards under the 2014 Plan. The Board believes that the 2014 Plan enables the Company to attract highly qualified directors, employees, and consultants and encourages more successful administration and management of the Company by those individuals whose contributions are of importance to the Company. The Board also believes that increasing the number of shares that are available for awards under the 2014 Plan, as provided in the Amendment to the 2014 Plan, will help us to attract, motivate and retain talented, qualified employees, non-employee directors and consultants, and the increase will allow the Company to continue to grant annual stock-based compensation. If the Amendment is not approved, the Company does not expect to have sufficient shares to meet its anticipated long-term equity compensation needs under the Company’s existing long-term equity compensation plans. See “Determination of Number of Shares for the Amendment” below. In this event, the compensation committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate key employees and non-employee directors. The Board believes that the Amendment is necessary in order to further align the interests of our employees and non-employee directors with those of our stockholders.

Highlights of the Amendment

The Company maintains the 2014 Plan, which was previous approved by the stockholders. At the Annual Meeting, we will ask our stockholders to approve the Amendment, which authorizes an increase in the number of shares of our Common Stock that may be issued under the 2014 Plan by 1,500,000, which will increase the total number of shares available under the plan from the original 1,500,000 shares to a total of 3,000,000 shares.

This summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Amendment, which appears as an appendix to this proxy statement. Any stockholder of the Company may obtain a copy of the Amendment and 2014 Plan documents by sending a written request to the Company’s Corporate Secretary at the Company’s principal executive offices.

Approval of the Amendment requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. For this proposal, abstentions will have the same effect as votes “against” the proposal, while broker non-votes will have no effect on the outcome of the proposal.

Determination of Number of Shares for the Amendment

If the Amendment is approved, the aggregate number of shares of Common Stock that will be available for issuance after the Effective Date pursuant to awards under the 2014 Plan is expected to be 1,645,734. In determining the proposed increase in the number of shares issuable under the 2014 Plan, as amended, the compensation committee and the Board considered a number of factors, including, historical equity award granting practices, the number of shares currently remaining available for awards and the total outstanding equity awards under the 2014 Plan, the number of shares needed for future awards in light of the Company’s current circumstances as well as future hiring and retention needs.

Shares Available and Outstanding Equity Awards

As of December 15, 2020, we had 13,610,334 shares of Common Stock issued and outstanding (not including treasury shares). 1,500,000 shares of Common Stock were approved for issuance under the 2014 Plan and as of December 15, 2020, 915,777 shares have been issued as awards and 145,734 shares remain available for awards under the 2014 Plan. However, restricted stock awards, performance stock awards, performance stock unit awards, restricted stock unit awards (together, the “Full Value Awards”), are counted as 1.5 shares for each share awarded for the purposes of calculating the number of shares available under the 2014 Plan, and therefore the number of shares available under the 2014 Plan will be less if the Company were to only grant Full Value Awards in the future. If the Amendment to increase number of shares that may be issued under the 2014 Plan by 1,500,000 is approved, an additional 1,000,000 Full Value Awards would be available for issuance. There are 97,156 shares available for grants of Full Value Awards under the 2014 Plan. Our share usage under the 2014 Plan has been as follows:

	Nonqualified Stock Options	Restricted Stock Awards (1)	Restricted Stock Units (1)
Grants in fiscal year 2014	—	13,000	—
Grants in fiscal year 2015	69,300	3,000	—
Grants in fiscal year 2016	51,300	182,400	—
Grants in fiscal year 2017	—	109,500	—
Grants in fiscal year 2018	—	176,450	—
Grants in fiscal year 2019	—	8,000	161,800
Grants in fiscal year 2020	—	—	162,250
Grants in fiscal year 2021(until December 15, 2020)	—	—	154,950
Shares available for reissue (forfeitures)	81,800	30,300	64,073

(1)	The numbers presented here are reflective of the actual shares available without taking into account the 1.5 shares attributable to Full Value Awards.

Historical Equity Award Granting Practices

In setting and recommending to stockholders the increase in the number of shares available under the 2014 Plan to be authorized under the Amendment, the compensation committee and the Board considered the historical number of equity awards granted under the 2014 Plan. In fiscal year 2018, 2019 and 2020, the Company used approximately 12%, 11%, and 11% respectively, of the shares authorized under the 2014 Plan to make equity awards for an average per year of approximately 169,500 shares. Our average annual burn rate (shares granted divided by weighted average shares outstanding) over the last three completed fiscal years has been 1.3%. Based on historical granting practices and the recent trading price of our Common Stock at the close of trading on December 15, 2020 of $9.02, and anticipated grants in future years, the 2014 Plan, once amended, is expected to cover awards for approximately six years.

Material Terms of the 2014 Plan

Overview

The 2014 Plan became effective on February 6, 2014. The 2014 Plan is a broad-based incentive plan that provides for the granting of awards to our employees, our non-employee directors and consultants. The following is a summary of the material terms of the 2014 Plan.

Type of Awards

The 2014 Plan permits the grant of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code (“Incentive Stock Options”), stock options that do not constitute Incentive Stock Options (“Nonqualified Stock Options”), stock appreciation rights (“SARs”), shares of Common Stock that are subject to restrictions on disposition and forfeiture to us under certain circumstances (“Restricted Stock Awards”), shares of Common Stock that may be earned based on the satisfaction of various performance measures (“Performance Stock Awards”), shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures (“Performance Stock Unit Awards”), and restricted stock unit awards (“RSU Awards”).

•

Stock Options: The status of each stock option granted to an employee as either an Incentive Stock Option or a Nonqualified Stock Option will be designated by the Committee at the time of grant. Unless a stock option is specifically characterized by the Committee as an Incentive Stock Option it will be a Nonqualified Stock Option. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the portion of such stock options with respect to the excess shares will be a Nonqualified Stock Options. All stock options granted to any non-employee directors and consultants will be Nonqualified Stock Options. The option price will be determined by the Committee and may not be less than the fair market value of a share of Common Stock on the date that the stock option is granted. Subject to the limitations described below under the section “Number of Shares Subject to the 2014 Plan and Award Limits,” the number of shares for which a stock option is granted to an employee, director or consultant will be determined by the Committee. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding stock option to lower the option price (or cancel and replace any outstanding stock option with another stock option having a lower option price). In addition, the Committee may not lower the option price (or cancel and replace any outstanding stock option with a stock option having a lower option price) to the extent that doing so would subject the holder to additional taxes under Section 409A. The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. The option price upon exercise may be paid by a participant in any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the stock option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or one of our executive officers) or (c) any other form of payment which is acceptable to the Committee.

•

Stock Appreciation Rights: All SARs must be consistent with the provisions of the 2014 Plan but otherwise will have such other provisions as the Committee deems appropriate. The Committee may, with the consent of the participant, amend an outstanding SAR agreement in any manner that is not inconsistent with the provisions of the 2014 Plan, including amendments that accelerate the time at which the SAR may be exercisable. Unless otherwise provided in a SAR agreement, upon the exercise of a SAR, a holder will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the value of a share of Common Stock on the date of exercise over the grant price by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The per share grant price for a SAR will be established on the date of grant of the SAR. At the discretion of the Committee, the payment made to a holder upon the exercise of a SAR may be in cash, in shares of Common Stock or in some combination of cash and Common Stock. The term of each SAR will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding SAR to lower the SAR grant price (or cancel and replace any outstanding SAR with another SAR having a lower SAR grant price). In addition, the Committee may not lower the SAR grant price (or cancel and replace any outstanding SAR with a SAR having a lower SAR grant price) to the extent that doing so would subject the holder to additional taxes under Section 409A.

•

Restricted Stock Awards and RSUs: The Committee will determine the terms and conditions applicable to each award of restricted stock and RSUs, including the vesting conditions (which may be time-based, performance-based or a combination of time-based and performance-based). A Restricted Stock Award is an award of shares of Common Stock that are issued in the name of the employee, director or consultant receiving the award without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee and such shares will be held by the Company until such forfeiture restrictions lapse. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with us or our affiliates for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends paid with respect to such shares, which dividends will accrue and be paid when the forfeiture restrictions applicable to the Restricted Stock Award have lapsed. An RSU Award will be similar in nature to a Restricted Stock Award except that no shares of Common Stock or cash will be transferred to the holder of the award until the applicable vesting restrictions lapse or performance conditions have been satisfied.

•

Performance Awards: The Committee, at any time, may grant Performance Awards under the 2014 Plan to eligible persons in such amounts and upon such terms as the Committee may determine. A Performance Award will be either a Performance Stock Award or a Performance Stock Unit Award. The amount of, the vesting and the transferability restrictions applicable to any Performance Award will generally be based upon the attainment of performance goals as the Committee may determine. The performance period for any Performance Award will not be less than one year. Payment under a Performance Stock Unit Award may be made in cash or shares of Common Stock, as specified in the holder’s award agreement. Payment under a Performance Stock Award will be made in shares of Common Stock. Payment under a Performance Stock Unit Award will be made at the time specified in the applicable award agreement which will be (i) by a date that is no later than the date that is two and one-half months after the end of the calendar year in which the Performance Stock Unit Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A.

Number of Shares Subject to the 2014 Plan and Award Limits

Prior to the Amendment, the aggregate maximum number of shares of Common Stock that could be issued under the 2014 Plan was 1,500,000 shares (the “Plan Share Limit”). Under the 2014 Plan, (i) the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted is 1,500,000 shares, (ii) the maximum aggregate number of shares of Common Stock that may be subject to stock options granted in any one calendar year to any one employee is 375,000 shares, determined as of the dates of grant, (iii) the maximum aggregate number of shares of Common Stock that may be granted pursuant to SARs granted in any one calendar year to any one employee is 375,000 shares, determined as of the dates of grant, (iv) the maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in shares of Common Stock is 22,000 shares of Common Stock, determined as of the date of grant, and (v) the maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash may not exceed $2,000,000 in value, determined as of the date of grant. If the stockholders approve the Amendment, the aggregate maximum number of shares of our Common Stock that may be issued under the 2014 Plan, and as a result, the Plan Share Limit, will be increased to 3,000,000 shares.

The limitations described above may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by the Company.

Eligibility

All of our (and our affiliates’) employees, directors and consultants are eligible to participate in the 2014 Plan. The selection of those employees, directors and consultants, from among those eligible, who will receive Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Stock Awards, SARs, Performance Stock Unit Awards or RSU Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to our employees and employees of our subsidiary corporations. We currently have seven non-employee directors, four executive officers and approximately 400 other employees who would be eligible to participate in the 2014 Plan. There is currently one consultant being considered for grants of awards under the 2014 Plan.

Administration

The 2014 Plan will be administered by a committee (the “Committee”). In the case of Awards to our non-employee directors, the Board is the Committee. In the case of all other Awards granted under the 2014 Plan (other than awards granted by our Chief Executive Officer), the compensation committee of our Board is the Committee. Our Chief Executive Officer is authorized to grant Awards under the 2014 Plan (other than Performance Awards) as inducements to hire prospective employees who will neither be (1) officers of us or any of our affiliates nor (2) subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). Also, on an annual basis the compensation committee of our Board may delegate to our Chief Executive Officer the ability to grant Awards under the 2014 Plan (other than Performance Awards) to eligible persons who are neither (1) directors or officers of us or any of our affiliates nor (2) subject to Section 16 of the Exchange Act.

The Committee will have full authority, subject to the terms of the 2014 Plan, to establish rules and regulations for the proper administration of the 2014 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2014 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Corporate Change and Other Adjustments

The 2014 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee generally may accelerate the vesting of stock options, SARs and other awards, cancel such awards, and cause us to make payments in respect thereof in cash, or adjust the outstanding awards as appropriate to reflect such Corporate Change (including, subject to certain conditions, having some or all of the then outstanding stock options and other awards (whether vested or unvested) assumed or having a new award of a similar nature substituted for some or all of their then outstanding awards under the 2014 Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change). The 2014 Plan provides that a Corporate Change occurs if (i) we are not the surviving entity in any merger or consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was directly or indirectly wholly-owned by us immediately prior to such merger, consolidation or other reorganization), (ii) we sell, lease or exchange all or substantially all of our assets to any other person (other than an entity that is directly or indirectly wholly owned by us), (iii) we are to be dissolved, or (iv) we are party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), or (iv).

The maximum number of shares that may be issued under the 2014 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2014 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Accelerated Vesting of Stock Options, Stock Appreciation Rights and Restricted Stock Awards Upon the Occurrence of a Change of Control

Under the 2014 Plan, in the event of an occurrence of a Change of Control of the Company (except to the extent expressly provided otherwise in the applicable award agreement) all then outstanding stock options, and Restricted Stock Awards granted under the 2014 Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control of the Company upon any other Award granted under the 2014 Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

A “Change of Control” of the Company occurs if (i) the individuals who are incumbent directors of the Company cease for any reason to constitute a majority of the members of the Board, (ii) the Company merges with another entity, unless the owners of the voting securities of the Company own at least 50 percent of the combined voting power of the voting securities of any of the Company, the surviving entity or the parent of the surviving entity outstanding immediately after such merger, (iii) any person, other than the Company, an affiliate or employee benefit plan of the Company, or a person who acquires 30% or more of the voting power of the Company voting securities as a result of a purchase of securities from the Company or an affiliate or a merger transaction unless the owners of the voting securities of the Company own at least 50 percent of the combined voting power of the voting securities of any of the Company, the surviving entity or the parent of the surviving entity outstanding immediately after such merger, (iv) a sale, transfer, lease or other disposition of all or substantially all of the Company’s assets occurs unless the owners of the voting securities of the Company own at least 50 percent of the combined voting power of the voting securities of any of the Company, the entity purchasing such assets or its parent immediately after such asset sale in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such asset sale, or the individuals who comprise the Board immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors), or (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Amendments

The Board may from time to time amend the 2014 Plan; however, any change that would impair the rights of a participant with respect to an award previously granted will require the participant’s consent. Further, without the prior approval of our stockholders, the Board may not amend the 2014 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2014 Plan, or amend or delete the provisions of the 2014 Plan that prevent the Committee from amending any outstanding stock option or SAR agreement to lower the option price or SAR grant price (or cancel and replace any outstanding option with a stock option having a lower stock option price or cancel and replace any outstanding SAR with a SAR having a lower grant price).

U.S. Federal Income Tax Consequences of Awards Granted Under the 2014 Plan

The following is a general summary of certain of the U.S. Federal income tax consequences to participants who are either U.S. citizens or residents with respect to awards granted under the 2014 Plan.

Incentive Stock Options

When the Committee grants an employee an incentive stock option (“ISO”) to purchase shares of our Common Stock under the 2014 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee’s exercise of the ISO; however, the difference between the exercise price and the fair market value of the shares of our Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an ISO (assuming such sale does not occur within two years of the date of grant of the ISO or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and we will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the ISO. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an ISO before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and we will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the Committee grants a nonqualified stock option (“NSO”) to purchase shares of our Common Stock under the 2014 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the NSO. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the NSO for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the NSO. The income reportable on exercise of the NSO by an employee is subject to Federal tax withholding. Generally, we will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a NSO.

Stock Appreciation Rights

The grant of a SAR under the 2014 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR equal to the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date of the SAR (assuming the grant price was set at the fair market value of our Common Stock on the date of grant). Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, we will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards

The grant of a restricted stock award under the 2014 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. We will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and we will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient (and such dividends will be characterized as dividend income and not compensation income) and we will not be entitled to deductions with respect to the dividends paid.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of an RSU award under the 2014 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time the RSU award vests and is paid the recipient will recognize ordinary income and we will be entitled to a corresponding deduction. Generally, the measure of the income and deduction with respect to an RSU will be the fair market value of our Common Stock at the time the RSU is paid. The income realized under the RSU award that is reportable by an employee is subject to Federal tax withholding.

Performance Stock and Performance Unit Awards

Performance stock awards granted under the 2014 Plan generally have the same tax consequences as restricted stock awards, as discussed above.

A recipient of a performance unit award under the 2014 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and we will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are paid under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and we will be entitled to a corresponding deduction.

Internal Revenue Code Limits on Deduction of Executive Compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction for any publicly held corporation for compensation paid in excess of $1 million for any taxable year to the corporation’s chief executive officer and three other most highly compensated executive officers as of the end of any taxable year (other than the chief financial officer). However, qualifying “performance-based compensation” was exempted from the $1 million deduction limit if certain requirements were met.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted, which, among other things, generally repealed the qualifying “performance-based compensation” exception described above for years beginning after December 31, 2017, and, in addition, expanded the group of executive officers covered by including the Chief Financial Officer and certain former executive officers. Following enactment of the Tax Cuts and Jobs Act of 2017, we generally expect that compensation paid to our applicable named executives in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017. However, given the uncertain scope of the binding written contract transition relief and the absence of rulemaking at this time, the impact of the elimination of the performance-based compensation exemption from Section 162(m) with respect to outstanding performance awards and other pre-2018 performance incentives paid after 2017 is not yet known. The compensation committee expects that Section 162(m) will become less of a factor in designing executive compensation with the repeal of the performance-based compensation exemption in Section 162(m).

New Plan Benefits

Future awards under the 2014 Plan to our non-employee directors, executive officers, employees and service providers are made at the discretion of the compensation committee, or the Board in certain instances, and are not subject to set levels or amounts. For a discussion of the federal income tax consequences of the issuance and vesting or exercise of options awards granted under 2014 Plan, please see the section entitled “U.S. Federal Income Tax Consequences of Awards Granted Under The 2014 Plan.” For information regarding our recent practices with respect to equity-based compensation under the 2014 Plan, please see the “2020 Summary Compensation Table,” which includes certain information regarding awards granted to our named executive officers during fiscal year 2020 as well as the equity grants to our non-employee directors described under “Compensation of Directors.”

Plan Benefits

The following table sets forth the number of shares of our Common Stock subject to stock options, restricted stock awards, performance unit awards, and RSUs granted under the 2014 Plan that have been received by or allocated as of December 15, 2020 to the following persons or groups:

•	our Chief Executive Officer;

•	each of our other NEOs;

•	our current executive officers as a group;

•	our current non-executive officer directors as a group;

•	each nominee for election as a director;

•	all employees, other than current executive officers, as a group;

•	each associate of any such director, executive officer or nominee; and

•	each other person who received or is to receive 5% of the awards.

Name and Position	Restricted Stock Units (#)	Stock Option Awards (#)	Restricted Stock Awards (#)	Performance Stock Unit Awards (#)
Walter R. Wheeler President and Chief Executive Officer	29,900	32,100	33,000	29,900
Michael J. Sheen Senior Vice President and Chief Technical Officer	28,900	32,100	33,000	28,900
Robbin B. Adams Executive Vice President and Chief Project Engineer	27,150	26,900	27,450	27,150
All current executive officers as a group	103,950	91,100	99,950	102,450
All current non-executive officer directors as a group	21,000	—	22,000	—
All employees, other than current executive officers, as a group	263,150	29,500	392,400	9,450
Each nominee for election as a director*	—	—	—	—
Each associate of any director, executive officer or nominee	—	—	—	—
Each other 5% holder or future 5% recipient	—	—	—	—

*	Does not include current directors nominated for election, as they are included above.

Equity Compensation Plan Information

The following table summarizes information with respect to the Company’s equity compensation plans under which its equity securities are authorized for issuance as of September 30, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
	(In shares)	(In dollars per share)		(In shares)
Equity compensation plans approved by security holders (1)	309,357	$17.66	(2)	370,110
Equity compensation plans not approved by security holders	—	—		—

Total	309,357	$17.66	(2)	370,110

(1)

The number of securities shown in column (c) represents number of securities remaining available for issuance under the Company’s 2014 Plan, which was approved by the stockholders in February 2014. The 2014 Plan allows for the issuance of restricted stock awards, performance stock awards, performance stock unit awards, restricted stock unit awards, stock options and stock appreciation rights. For purposes of calculating the number of securities remaining under the 2014 Plan in column (c), Full Value Awards are counted as 1.5 shares for each share awarded. The number of securities shown in column (a) of the table above represents the 91,100 stock options and 218,257 restricted stock units outstanding under the 2014 Plan.

(2)	The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes restricted stock unit awards.

The Board recommends voting “FOR” this proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates the beneficial ownership as of December 15, 2020 of shares of Common Stock of each director and named executive officer, each person known to the Company to beneficially own more than 5% of the outstanding Common Stock and all directors and executive officers as a group, along with the percentage of outstanding Common Stock that such ownership represents. The Company based the information regarding beneficial ownership by third persons of more than 5% of its outstanding capital stock on a search of all Schedules 13D and 13G filed with the Securities and Exchange Commission with respect to the Common Stock and additional information received by the Company from NASDAQ. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

Beneficial Owner	Shares	Percentage (1)
FMR LLC (2)	1,311,671	9.63%
BlackRock, Inc. (3)	1,307,047	9.59%
The Vanguard Group, Inc. (4)	910,347	6.68%
Disciplined Growth Investors, Inc. (5)	787,171	5.78%
Dimensional Fund Advisors LP (6)	771,429	5.66%
Gary D. Owens (7)	303,624	2.23%
Walter R. Wheeler	87,025	*
Michael J. Sheen	52,440	*
Thomas L. Davis, Ph.D. (8)	30,054	*
Robbin B. Adams	22,930	*
Richard F. Miles (8)	19,600	*
Tina M. Langtry (8)	11,475	*
Edgar R. Giesinger, Jr. (8)	7,600	*
Kenneth Asbury	3,030	*
Margaret Sidney Ashworth	—	*
Executive officers and directors as a group (11 people) (9)	543,403	3.98%

*	Less than one percent.
(1)	The percentage ownership is based on 13,610,334 outstanding shares of Common Stock as of December 15, 2020, as well as shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(2)

Schedule 13G Amendment No. 5 filed with the Securities and Exchange Commission on February 7, 2020, indicates that FMR LLC beneficially owns 1,433,947 shares and has sole voting power with respect to 127,459 shares. The address indicated on this form is 245 Summer Street, Boston, MA 02210. Other information received from NASDAQ indicates that FMR LLC owns the number of shares shown above.

(3)

Schedule 13G Amendment No. 12 filed with the Securities and Exchange Commission on September 9, 2020, indicates that BlackRock, Inc. beneficially owns 1,369,319 shares and has sole voting power with respect to these shares. The address indicated on this form is 55 East 52nd Street, New York, NY 10022. Other information received from NASDAQ indicates that BlackRock, Inc. owns the number of shares shown above.

(4)

Schedule 13G Amendment No. 2 filed with the Securities and Exchange Commission on February 12, 2020, indicates that The Vanguard Group, Inc. beneficially owns 828,813 shares and has sole voting and shared dispositive power with respect to 11,086 shares. The address indicated on this form is 100 Vanguard Blvd., Malvern, PA 19355. Other information received from NASDAQ indicates that The Vanguard Group, Inc. owns the number of shares shown above.

(5)	The number of shares owned is based on information received from NASDAQ. The address based on the information received is 150 South Fifth Street – 2250, Minneapolis, MN 55402.
(6)

Schedule 13G Amendment No. 1 filed with the Securities and Exchange Commission on February 12, 2020, indicates that Dimensional Fund Advisors LP beneficially owns 795,626 shares and has sole voting power with respect to 744,380 shares. The address indicated on this form is 6300 Bee Cave Road, Building One, Austin, TX 78746. Other information received from NASDAQ indicates that Dimensional Fund Advisors LP owns the number of shares show above.

(7)

Includes 2,700 restricted stock units each exchangeable into one share of Common Stock within 60 day of December 15, 2020. Also includes 75,000 shares held by Owens 2008 Grandkids Trust, in which Mr. Owens is trustee. Mr. Owens disclaims beneficial ownership of the shares held by the Trust, except to the extent of his pecuniary interest therein.

(8)	Includes 2,700 restricted stock units each exchangeable into one share of Common Stock within 60 day of December 15, 2020.
(9)	Includes 13,500 restricted stock units each exchangeable into one share of Common Stock within 60 days of December 15, 2020.

Certain Relationships and Related Transactions

Transactions Involving Richard F. Miles

Mr. Miles was previously the chief executive officer and a member of the board of directors of Geokinetics Inc. (“Geokinetics”), a customer of the Company. On November 8, 2012, Mr. Miles retired from his positions with Geokinetics. Geokinetics subsequently filed for bankruptcy protection in May of 2013.

Proposals for Next Annual Meeting; Other Matters

Any appropriate proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2022 must be received by the Company at its principal executive offices, 7007 Pinemont Drive, Houston, Texas 77040-6601, no later than September 6, 2021 to be included in the proxy statement and form of proxy relating to that meeting. A matter as to which the Company receives notice that is proposed to be brought before the annual meeting of stockholders of the Company in 2022 outside the process of the Securities and Exchange Commission’s rule on stockholder proposals (described in the preceding sentence) will be considered not properly brought before that meeting, and will be out of order, unless the notice as to that matter meets the requirements of the advance notice provisions of the Company’s by-laws. That provision requires notice of any matter, including nomination of a director, to be submitted by a stockholder at the annual meeting of stockholders of the Company in 2022 to be received by the Company no later than November 6, 2021 and to be received by the Company no earlier than October 7, 2021 subject to certain other requirements and deadlines outlined in the Company’s by-laws.

The cost of solicitation of proxies in the form of proxy accompanying this proxy statement will be paid by the Company. In addition to solicitation by use of the mails, the directors, officers or employees of the Company may solicit the return of proxies by telephone, electronically or in person.

Appendix A

AMENDMENT TO LONG-TERM INCENTIVE PLAN

Appendix A

FIRST AMENDMENT TO THE

GEOSPACE TECHNOLOGIES CORPORATION

2014 LONG TERM INCENTIVE PLAN

THIS AMENDMENT is made by Geospace Technologies Corporation. (the “Company”),

WITNESSETH:

WHEREAS, the Company sponsors and maintains the “Geospace Technologies Corporation 2014 Long Term Incentive Plan” (the “Plan”);

WHEREAS, unless the context clearly requires the contrary, capitalized terms that are used in this Amendment that are not otherwise defined herein shall have the respective meanings that the Plan ascribes to those terms;

WHEREAS, Section 11.1 of the Plan authorizes the amendment of the Plan at any time;

WHEREAS, Section 4.2 of the Plan provides that the aggregate number of Shares that may be issued under the Plan shall be 1,500,000 Shares; and

WHEREAS, subject to and contingent upon the approval of the Company’s shareholders, the Board and the Compensation Committee have resolved, on November 19, 2020, to amend the Plan to increase the aggregate number of Shares that may be issued under the Plan from 1,500,000 Shares to 3,000,000 Shares.

NOW, THEREFORE, the Board and the Compensation Committee agree that, subject to and contingent upon the approval of the Company’s shareholders, the provisions of Section 4.2 set forth below are amended effective as of the date the shareholders of the Company approve such amendments:

1. The first paragraph of Section 4.2 of the Plan is hereby amended and restated in its entirety to provide as follows:

Subject to adjustment as provided in Section 4.5, the aggregate number of Shares that may be issued under the Plan shall be 3,000,000 Shares (“Plan Share Limit”). The Shares that are available for issuance under the Plan may be issued in any form of Award authorized under the Plan. Any Shares that are the subject of Awards under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Shares shall again immediately become available to be issued pursuant to Awards granted under the Plan. If Shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares shall be treated as Shares that have been issued under the Plan, and the number of any such Shares shall not again be available for issuance under the Plan. If Shares are tendered in payment of an exercise price of an Option or the exercise price of a SAR, any such Shares shall not be available for issuance under the Plan.

Approved by the Compensation Committee of the Board of Directors

On November 19, 2020

Approved by the Board of Directors

On November 19, 2020

A-1

Proxy - Geospace Technologies Corporation

This Proxy is solicited on behalf of the Board of Directors.

Proxy-Annual Meeting of Stockholders February 4, 2021

The undersigned holder of Common Stock of Geospace Technologies Corporation hereby appoints Thomas L. Davis, Ph.D. and Richard F. Miles, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of Geospace Technologies Corporation to be held at 10:30 a.m. on the 4th of February 2021, to be held virtually via live webcast at www.meetingcenter.io/216675733, password “GEOS2021” (case sensitive), and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (i) FOR the election of the director nominees named on the reverse side, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of RSM US LLP, independent public accountants, as the Company’s auditors for the year ending September 30, 2021, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, and (iv) FOR the approval of amendment to the Company’s 2014 Long-Term Incentive Plan.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States. In order for your vote to be submitted by proxy, you must (i) properly complete the internet or telephone voting instructions or (ii) properly complete and return this proxy card prior to the Annual Meeting of Stockholders on February 4, 2021.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

(continued and to be signed on other side)

Geospace Technologies Corporation

[Name]

[Address]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside of the designated areas	☒

Annual Meeting Proxy Card

[A] Proposals – The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3.

1. Election of Directors

	For	Against	Abstain
A. Tina M. Langtry	☐	☐	☐
B. Kenneth Asbury	☐	☐	☐
C. Margaret Sidney Ashworth	☐	☐	☐

The Board of Directors recommends a vote FOR the following matters:
	For	Against	Abstain
2. To ratify the appointment by the audit committee of the Board of Directors of RSM US LLP, independent public accountants, as the Company’s auditors for the year ending September 30, 2021.	☐	☐	☐

	For	Against	Abstain

3. To approve the following non-binding, advisory resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2021 proxy statement pursuant to Item 402 of Regulation S-K, (which disclosure includes the Overview of Company Compensation, the Summary Compensation Table and the other executive compensation tables and related discussion).”

	☐	☐	☐

	For	Against	Abstain
4. To approve the amendment to the Company’s 2014 Long-Term Incentive Plan	☐	☐	☐

[B] Non-voting items

Change of address – Please print your new address below	Comments – Please print your comments below	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

[C] Authorized Signatures – Sign Here – This section must be completed for your vote to be counted.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

Date (mm/dd/yyyy)

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